EXHIBIT 10.2

AMENDMENT NO. 1 TO WARRANT TO PURCHASE STOCK

THIS AMENDMENT NO. 1 TO WARRANT TO PURCHASE STOCK is made as of January 21, 2011 by and between SVB Financial Group (“Holder”) and Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”).

WHEREAS, Holder is the holder, by assignment from Silicon Valley Bank (“Bank”), of that certain Warrant to Purchase Stock dated as of March 18, 2010 issued by the Company to Bank (the “Warrant”); and

WHEREAS, in connection with the execution and delivery of that certain First Loan Modification Agreement, of even date herewith, to that certain Loan and Security Agreement dated March 18, 2010, between the Company and Bank, and as additional consideration to Bank for its agreements therein, the parties hereto desire to amend the Warrant in the manner set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Warrant Amendment.  The Warrant is hereby amended such that the Warrant Price (as defined in the Warrant) shall be $1.378 as of the date hereof, subject to adjustment from time to time hereafter in accordance with the provisions of the Warrant.

2.           No Other Amendments.  Except as amended hereby, the Warrant shall remain in full force and effect as originally written.

3.           Governing Law.  This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws provisions.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Warrant to Purchase Stock as of the date first above written.

WIRELESS RONIN TECHNOLOGIES, INC.

By: /s/ Darin P. McAreavey
Name: Darin P. McAreavey
Title: Senior Vice-President & Chief Financial Officer

SVB FINANCIAL GROUP

By: /s/ Michael Kruse
Name: Michael Kruse
Title: Treasurer